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                                                                     EXHIBIT 4.5
                                SECOND AMENDMENT


     SECOND AMENDMENT, dated as of August 29, 1995 (this "Amendment"), to the
                                                          ---------
CREDIT AGREEMENT, dated as of March 24, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among (i) FHP
                                           ----------------
INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower") (ii) the
                                                        --------
Lenders parties thereto (individually, a "Lender", and collectively, the
                                          ------
"Lenders"), (iii) CHEMICAL BANK, a New York banking corporation, as agent for
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the Lenders (in such capacity, the "Administrative Agent") and as CAF Loan Agent
                                    --------------------
(in such capacity, the "CAF Loan Agent"), and (iv) CHEMICAL SECURITIES INC., as
                        --------------
arranger (in such capacity, the "Arranger").
                                 --------


                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, in connection with a restructuring of its business operations, the Borrower has requested that the Lenders agree to amend certain definitions contained in subsection 1.1 of the Credit Agreement as set forth in this
Amendment:

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Defined Terms.   Unless otherwise defined herein, terms defined in the
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Credit Agreement are used herein as defined therein.

     2.  Amendments to Credit Agreement.   Subsection 1.1 of the Credit
         ------------------------------
Agreement is hereby amended by (a) deleting therefrom the definition of "Consolidated Adjusted Net Income" in its entirety and (b) inserting therein the following new definitions in the appropriate alphabetical order:

          "'Consolidated Adjusted Net Income':   for any period, the
            --------------------------------
     Consolidated Net Income of the Borrower and its consolidated Subsidiaries for such period, plus the amount of income taxes, interest expense, rental expense, depreciation, amortization and Non-Cash Charges deducted from earnings of the Borrower and its consolidated Subsidiaries for such period in determining such Consolidated Net Income."; and

          "'Non-Cash Charge':   for any period, the amount deducted from
            ---------------
     earnings of the Borrower and its consolidated Subsidiaries in determining Consolidated Net Income for such period in respect of non-cash charges;

     provided that such non-cash charges are not expected to result in cash
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     expenditures in any subsequent period."

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     3.   Effectiveness.   This Amendment shall become effective as of the date
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hereof upon receipt by the Administrative Agent of counterparts hereof duly executed by the Required Lenders.

     4.   Representations and Warranties.   The Borrower hereby represents and
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warrants that after giving effect to this Amendment, the representations and warranties made by the Borrower in the Credit Agreement are true and correct in all material respects on and as of the date hereof; provided that to the extent
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such representations and warranties specifically relate to an earlier date, such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

     5.   Continuing Effect; No Other Amendments.   Except as expressly amended
          --------------------------------------
hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendment contained herein shall not constitute an amendment or waiver of any other provision of the Credit Agreement or for any purpose except as expressly set forth herein.

     6.   Counterparts.   This Amendment may be executed by one or more of the
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parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

     7.   GOVERNING LAW.   THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED
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AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                              FHP INTERNATIONAL CORPORATION


                              By: /s/ Michael A. Montevideo
                                  -------------------------
                                  Title:  Vice President and Treasurer


                              CHEMICAL BANK,
                              as Administrative Agent, as CAF Loan Agent and as a Lender


                              By: /s/ William J. Caggiano
                                  -----------------------
                                  Title:  Managing Director


                              THE TOKAI BANK, LTD., LOS ANGELES AGENCY


                              By: /s/ Masahiko Saito
                                  ------------------
                                  Title:  Asst. General Manager


                              THE SUMITOMO BANK, LIMITED, LOS ANGELES BRANCH


                              By: /s/ Toshihide Orita
                                  -------------------
                                  Title:  Joint General Manager


                              THE SANWA BANK LIMITED, ACTING THROUGH THE LOS ANGELES BRANCH


                              By: /s/ Karen Coleman
                                  -----------------
                                  Title:  Assistant Vice President

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                              THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES
                              AGENCY


                              By: /s/ Toshinari Iyoda
                                  -------------------
                                  Title:  Senior Vice President


                              BANK OF HAWAII


                              By: /s/ John Landgraf
                                  -----------------
                                  Title:  Officer


                              CITICORP USA, INC.


                              By: /s/ Arezoo Jafari
                                  -----------------
                                  Title:  Assistant Vice President


                              THE BANK OF NEW YORK


                              By: /s/ Rebecca K. Levine
                                  ---------------------
                                  Title:  Assistant Vice President


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION


                              By: /s/ Wyatt R. Ritchie
                                  --------------------
                                  Title:  Vice President


                              FIRST INTERSTATE BANK OF CALIFORNIA (FICAL)


                              By: /s/ William J. Baird
                                  --------------------
                                  Title:  Senior Vice President

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                              FIRST UNION NATIONAL BANK OF NORTH CAROLINA


                              By: /s/ Ann M. Dodd
                                  ---------------
                                  Title:  Senior Vice President


                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/ Jeffrey White
                                  -----------------
                                  Title:  Commercial Banking Officer


                              THE LONG-TERM CREDIT BANK OF JAPAN, LTD.


                              By: /s/ Yutaka Kamisawa
                                  -------------------
                                  Title:  Deputy General Manager


                              THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK BRANCH


                              By: /s/ Surai P. Bhatia
                                  -------------------
                                  Title:  Senior Vice President


                              BANKERS TRUST COMPANY


                              By: /s/ Robert R. Telesca
                                  ---------------------
                                  Title:  Assistant Vice President


                              NATIONSBANK OF TEXAS, N.A.


                              By: /s/ Brad W. DeSpain
                                  -------------------
                                  Title:  Vice President

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                              KREDIETBANK N.V.


                              By: /s/ Robert Snauffer
                                  -------------------
                                  Title:  Vice President


                              THE DAI-ICHI KANGYO BANK, LTD. LOS ANGELES AGENCY


                              By: /s/ Tomohiro Nozaki
                                  -------------------
                                  Title:  Senior Vice President & Joint
                                        General Manager

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